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Exhibit 5.1

        [National Semiconductor Corporation Letterhead]

                          October 22, 2002

Board of Directors
National Semiconductor Corporation
2900 Semiconductor Drive
Santa Clara, California 95051

Gentlemen:

        At your request, I have examined the registration statement on Form S-8 (the "Registration Statement") which you are filing with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for registration of an additional 130,698 shares of Common Stock, par value $0.50 per share (the "Shares") of National Semiconductor Corporation (the "Company") to be issued to Michael Fung, Anil Kumar, Paul Lessard, Duane Oto and Jackson Tung (collectively the "Founders") under the option granted to the Founders under the Option and Agreement and Plan of Merger by and among National Semiconductor Corporation, Nintai Acquisition Sub, Inc.; DigitalQuake, Inc. and Paul A. Lessard and Michael G. Fung dated as of February 8, 2002, ("Merger Agreement"), as amended by the First Amendment to Option and Agreement and Plan of Merger dated as of August 29, 2002.

        In connection with this opinion, I have examined the Merger Agreement, the Amendment, the Company's Certificate of Incorporation and By-Laws, as amended, and such other documents and records as deemed necessary as a basis for this opinion.

        Based on the foregoing, I am of the opinion that the Shares, when sold and issued in accordance with the Merger Agreement, the Amendment, the Registration Statement and related final prospectus, and applicable state laws, will be legally issued, fully paid and nonassessable.

        I consent to the filing of this opinion as an Exhibit to the Registration Statement.

                      Very truly yours,

                      //s// JOHN M. CLARK III

                      JOHN M. CLARK III
                      Senior Vice President,
                      General Counsel & Secretary

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Opinion re Legality